EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:
Independent Auditors' Report

To the Shareholders and Trustees
CIM High Yield Securities:

In planning and performing our audit of the financial statements of CIM High Yield Securities for the year ended December 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of CIM High Yield Securities is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the information and use of management, the Trustees of CIM High Yield Securities, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP

Philadelphia, PA
February 2, 2001



EXHIBIT B:
CIM High Yield Securites

	The Annual Meeting of Shareholders of Cim High Yield Secutites. (the "Fund") was held on October 11, 2000. The following proposals were submitted for a vote of the shareholders:

1.	TO ELECT ONE (1) TRUSTEE OF THE FUND

	With respect to the proposal relating to the election of one Trustee of the Fund, the following votes and percentages were recorded:

John F. Nickoll

                       For                         5,312,505
                       Withholding Authority         124,906
Percent Represented at the Meeting Voting in Favor    90.38%


	The remaining Trustees in office are: Bruce H. Olson, Donald Ratajczak and Robert G. Wade, Jr.

2.	TO RATIFY THE SELECTION OF KPMG LLP AS THE INDEPENDENT
ACCOUNTANTS OF THE FUND FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

	With respect to the proposal relating to the ratification of the selection of KPMG LLP as the independent accountants of the Fund for the fiscal year ending December 31, 2000, the following votes and percentages were recorded:

For            5,337,291 (90.80%)
Against           37,221
Abstain           62,900

3. TO CONVERT THE FUND FROM A CLOSED-END FUND TO AN OPEN-END FUND.

This proposal was not approved.